UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 18, 2017

Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited

(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,

Canada, T2C 4X9

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.

On January 18, 2017, in connection with E. Hunter Harrison’s resignation from all positions held by him at Canadian Pacific Railway Limited (the “Company”), as discussed further below, the Company announced that, pursuant to a Separation Agreement, dated January 18, 2017, between Mr. Harrison and the Company (the “Separation Agreement”), the material terms of which are described in Item 5.02 below, the Post-Retirement Consulting Agreement, dated July 25, 2016, between the Company and Mr. Harrison (the “Consulting Agreement”) will be terminated effective January 31, 2017. As a result of this termination, Mr. Harrison will not be providing any consulting or other services to the Company following his resignation. A copy of the Consulting Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on July 26, 2016.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017, the Company announced the resignation of E. Hunter Harrison from all positions held by him at the Company, including as the Company’s Chief Executive Officer and a member of the Board of Directors of the Company, effective January 31, 2017 (the “Resignation Date”). Mr. Harrison’s decision to resign was not as a result of any disagreement with the Company. In connection with Mr. Harrison’s resignation, the Company entered into the Separation Agreement with Mr. Harrison. Under the terms of the Separation Agreement, the Company has agreed to a limited waiver of Mr. Harrison’s non-competition obligations, which would allow him to work for another Class 1 railroad, other than Canadian National Railway Company, BNSF Railway Co. or Union Pacific Railroad. The Company has also agreed to a limited waiver of Mr. Harrison’s non-solicitation obligations, provided that Mr. Harrison cannot solicit or hire the Company’s employees above the level of manager, other than the Company’s Chief of Staff as of the Resignation Date. Mr. Harrison’s modified non-competition and non-solicitation obligations have a 36- month term beginning on the Resignation Date. Mr. Harrison will remain bound by the confidentiality restrictions in his existing employment agreement and agreed to certain standstill obligations with respect to the Company for a term of 36 months from the Resignation Date.

On or prior to the first regular payroll date following the Resignation Date, the Company has agreed to pay Mr. Harrison a lump sum amount equal to accrued rights and will pay his cash bonus with respect to fiscal 2016 on the date active named executive officers of the Company are paid their bonus for fiscal 2016 in an amount based purely on corporate results with no negative discretion. Pursuant to the terms of the Separation Agreement, Mr. Harrison is not eligible for any bonus for the 2017 calendar year.

Mr. Harrison has agreed pursuant to the Separation Agreement to forfeit all (i) pension and post-retirement benefits, other than under the registered pension plan(s), if any, (ii) health benefits, including retiree medical benefits and Medicare supplement policy for Mr. Harrison or his spouse, except his medical benefits under the Company’s health plans will terminate on February 28, 2017 and he will retain his COBRA rights, and (iii) other benefits and perquisites other than Mr. Harrison’s current tax equalization benefits under his employment agreement. Mr. Harrison has also agreed to surrender for cancellation his vested performance share units (“PSUs”) granted on January 31, 2014 in exchange for a cash payment of US$4,806,470 on or prior to the first regular payroll date of the Company following the Resignation Date. He has also agreed to surrender for cancellation all of the his remaining PSUs and vested and unvested options and deferred share units (“DSUs”), other than the specified number of the 650,000 vested options (the “Retained Options”) granted to the Mr. Harrison on June 26, 2012, with an exercise price of C$73.39. The specified number of options will be the number of options obtained by subtracting US$55,000,000 from the value, based on the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on January 30, 2017, of all options and DSUs that are vested or would vest prior to the Resignation Date (the “Remaining Amount”), and dividing the Remaining Amount by the difference between the closing price of the Company’s common stock on the NYSE on January 30, 2017 and the exercise price of the options, with currency conversion as appropriate in accordance with the Company’s practice. Pursuant to the Separation Agreement, Mr. Harrison and the Company have agreed that, notwithstanding the fact that the Retained Options are not exercisable until June 26, 2017, Mr. Harrison is permitted to exercise the Retained Options on the Resignation Date or thereafter and Mr. Harrison will elect a “cashless” exercise of the Retained Options on the Resignation Date (or as soon thereafter as legally permitted). The total value of benefits and awards forfeited by Mr. Harrison is approximately C$118 million (approximately USD$88,465,000), with the value of the equity awards surrendered calculated based on their in-the-money value relative to the trading price of the Company’s shares on January 18, 2017.

Mr. Harrison has agreed to sell all of the shares of the Company he owns, directly or indirectly, by no later than May 31, 2017. He will resign from all positions held by him with the Company and its subsidiaries, including as a director of the Company, effective as of the Resignation Date and will execute and deliver a full and final release in favor of the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously disclosed, the Board of the Directors of the Company reached an agreement on July 23, 2016 with Keith Creel, currently the Company’s President and Chief Operating Officer, for Mr. Creel to become President and Chief Executive Officer of the Company effective July 1, 2017 (or such earlier date on which the parties agree that Mr. Creel will begin his duties as CEO because of the earlier-than anticipated departure of Mr. Harrison), subject to Mr. Creel’s remaining an employee in good standing through such date. As a result of Mr. Harrison’s resignation, on January 18, 2017, the Company announced the appointment of Keith Creel as President and Chief Executive Officer of the Company, effective January 31, 2017.

A copy of the press release announcing the resignation of Mr. Harrison and the appointment of Mr. Creel as President and CEO is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

Exhibit 10.1	Separation Agreement, dated January 18, 2017, between Canadian Pacific Railway Limited and E. Hunter Harrison

Exhibit 99.1	Press Release, dated January 18, 2017, announcing the resignation of E. Hunter Harrison as Chief Executive Officer and the appointment of Keith Creel as Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2017

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ Jeffrey J. Ellis
Name: Jeffrey J. Ellis
Title: Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 10.1	Separation Agreement, dated January 18, 2017, between Canadian Pacific Railway Limited and E. Hunter Harrison

Exhibit 99.1	Press Release, dated January 18, 2017, announcing the resignation of E. Hunter Harrison as Chief Executive Officer and the appointment of Keith Creel as Chief Executive Officer

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